SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Commission File Number 000-30779


                                 August 7, 2001
                           Earliest Date of the Report


                        Shimoda Resources Holdings, Inc.
             (Exact name of registrant as specified by its charter)



        Nevada                                                   75-2843787
(State of incorporation)                                   (IRS Employer Number)


                    15 River Road, Suite 29, Wilton, CT 06897
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (203) 563-9430

Item 5.  Other Events

Effective August 7, 2001, David J. Mapley has acquired 4,000,000 ordinary shares of Shimoda Resources Holdings, Inc., or 80% of all issued and outstanding common shares.

Mr. Peter Lazaro has been appointed as Treasurer and Company Secretary of the corporation, effective August 7, 2001. Effective August 10, 2001, Mr. Jonathan Morley-Kirk and Mr. Graham Johnson are appointed to the board of directors.

Following is a brief biography for the new Directors and the new Officer:

Peter Lazaro: Mr. Lazaro is a seasoned emerging markets investor, having begun his career during the Latin American debt crisis during the early 1980s. He has held successive senior positions in both large US finance houses, as well as in entrepreneurial ventures in the US and Russia, where he been doing business on the ground since 1993. He is a former Managing Director of Moscow based boutique brokerage and funds management companies and was formerly the Treasurer of a prominent local Russian bank, which was partly supported through an investment from the International Finance Corporation. Mr. Lazaro has had responsibility for overseeing trading, sales and research activities covering securities and other investments in emerging markets and for new product development. Previously, Mr. Lazaro was Chief Investment Officer at an emerging markets investment advisor and has worked with other alternative strategies, such as risk arbitrage. Mr. Lazaro holds a B.Sc. in finance from California State University and a Master of International Management from The American Graduate School of International Management.

Graham Johnson : - Mr. Johnson is Managing Director and founder of Continental Capital Markets S.A., a leading Polish, Russian and Hungarian debt brokerage house based in Switzerland. Prior to running Continental Capital Markets S.A., Mr. Johnson was a director/manager at several financial intermediaries were he was active in arranging interest-rate and currency derivative hedge instruments. Mr. Johnson was previously an Institutional Salesman and Trader in UK Gilts at several UK stockbrokers in the late 1970's to late 1980's.

Jonathan C.R. Morley-Kirk : Mr. Morley-Kirk is a director of Continental Capital Management Limited a Jersey-based investment management company, specializing in emerging market investments. Mr. Morley-Kirk holds a number of non executive directorships which include Obelisk International Trust Company (Guernsey) Ltd., which provides trust and corporate administration services; and Financial Trading and Consultancy Ltd. which is an institutional brokerage company with branches in London, New York, and Zurich. Prior to moving to Jersey in 1995 Mr. Morley-Kirk was a director of SG Warburg Securities Ltd. in London where he was in charge of emerging markets bond trading. Previously Mr. Morley-Kirk was a director of the Midland Bank Plc Developing Countries Division which managed the Group's exposure of GBP13 billion to emerging countries. Mr. Morley-Kirk is also a Chartered Accountant in the United Kingdom.

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This 8k report  contains  certain  forward-looking  statements  and  information relating to the Company that is based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they
relate  to  the   Company  or  its   management,   are   intended   to  identify
forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  August 7, 2001

/s/ David Mapley
-------------------------------
David Mapley, President
Shimoda Resources Holdings, Inc.